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              PRISM NON-EXCLUSIVE LICENSE AGREEMENT

     AGREEMENT (this "Agreement") made this nineteenth day of September 1996, by and between Nestor, Inc., a Delaware corporation, having a place of business at One Richmond Square, Providence, RI 02906 ("Nestor"), and Applied Communications, Inc., a Nebraska corporation, having a place of business at 330 South 108 Avenue, Omaha, NE 68154, ("Licensee" and together with Nestor, the "Parties" and each singularly a "Party").

     WHEREAS Licensee wishes to acquire a world-wide, non-exclusive, limited license to use copies (the "Master Copies") of three versions of a software product developed by Nestor called PRISMT (the "Nestor Software"), which copies and software are more fully described in the Schedule to this Agreement (the "Schedule"), in connection with the integration of the Nestor Software by Licensee into the products ("Subject Products") described in the Schedule and with the marketing by Licensee of such Subject Products and of services related thereto, and to copy, use and sublicense copies of the Nestor Software as part of such integration and marketing activity,

     NOW THEREFORE, the Parties agree as follows:

I.   Grant of License.

     A.    Subject  to  the provisions of this Agreement,  Nestor
hereby  grants  to  Licensee, and Licensee accepts,  a  personal,
nontransferable  and  non-exclusive,  world-wide   license   (the
"License"), but only:

          1. to use, internally to Licensee, those portions of the Nestor Software which are identified in the
          Schedule as source code for the purpose of making Subject Products, such use shall consist solely of (i) creating interfaces between the Nestor Software and the portions of the Subject Products owned or licensed by Licensee, which interfaces shall be compiled into object-code form prior to delivery to any third party, including without limitation any subsidiary, distributor or sublicensee of Licensee, (ii)
          translating into foreign languages English language expressions that form part of the graphical user interface of the PRISM Analysis/Review System (as defined in the Schedule) and (iii) modifying the PRISM Analysis/Review System; provided that, in the case of this clause (iii), (a) Licensee shall have first requested that Nestor make such modification and Nestor shall have declined to do so, (b) such modification shall not been released by Licensee to any third party without Nestor's prior written approval, which approval shall not be unreasonably withheld, and (c) such modification shall become a part of the Nestor Software and shall be owned by Nestor and licensed to Licensee under this Agreement, except that Nestor's obligations pursuant to paragraphs IV A and V B shall not apply to any such modification made by Licensee.

          2. to use, internally to Licensee, those portions of the Nestor Software which are identified in the Schedule as object code for the purpose of delivering Subject Products, such use to consist solely of including or incorporating such object code in a Subject Product;

          3. to make copies of the compiled object code referred to in subparagraph 1, above, and of the object-code copy referred to in subparagraph 2, above, (a "Sublicense Copy" and, together with the Master Copy - as that term is defined in the Schedule, whether in
          source   or  object  code  -  the  "Copies"  and   each
          singularly a "Copy"), and (b) to sublicense, directly or acting through any Intermediary (as hereinafter defined), within the field-of-use (the "Field-of-Use") defined in the Schedule, in object-code form only and subject to the provisions of paragraph II of this Agreement, such Sublicense Copies for use as part of Subject Products (provided that Licensee reproduces and includes on all such copies any copyright and other proprietary notice of Nestor);

          4. to reproduce, modify, and adapt the User Documentation of the Nestor Software, provided that (i) any such modification that may affect Nestor's intellectual-property rights shall be subject to Nestor's prior written approval, and (ii) Licensee shall indemnify, defend, and hold Nestor harmless from any and all expenses, damages, costs (including reasonable attorneys' fees) or losses resulting from any such modification or adaptation, unless approved in writing by Nestor;

          5.    to  make  and  use copies of the Nestor  Software
          within   the   premises   of   Licensee   and   Related
          Intermediaries (as hereinafter defined) solely for demonstration purposes;

          6. to distribute Sublicensed Copies, as part of its distribution of Subject Products, directly or through Intermediaries (as hereinafter defined), which Intermediaries shall have the right to execute Sublicenses (as hereinafter defined), provided that (i) Licensee shall not deliver to any Intermediary any part of the Nestor Software in source code, (ii) Licensee shall prohibit each Intermediary from modifying, creating derivative works from and, to the extent permitted by law, disassembling, decompiling, or "reverse engineering" any part of a Sublicensed Copy, and Licensee shall take all lawful steps necessary to enforce such prohibitions,(iii) no Unrelated Intermediary (as hereinafter defined) shall take physical possession of any Copy, and (iv) Licensee shall have entered into an agreement with each Intermediary containing such terms and conditions as are necessary to effectuate the provisions and/or limitations on use of paragraphs I B and V C, D, E and F of this Agreement. Licensee shall take all lawful steps necessary to enforce the performance by all Intermediaries of each and every obligation enumerated in the paragraph and will indemnify, defend and hold Nestor harmless from any and all expenses, damages and costs (including reasonable attorneys' fees) or losses resulting from (i)any unlawful act or omission of any Intermediary, (ii) from any act or omission by any Intermediary that would breach the provisions of this Agreement enumerated in the preceding sentence, and
          (iii) any act or omission of an Intermediary that, if committed by Licensee, would constitute a breach of this Agreement; and.

          7. to sublicense its rights under this paragraph A to its affiliate known as U. S. Software, Inc. (a Nebraska corporation, hereinafter "USSI" ) solely for the purpose of permitting USSI to develop a Trans24 Neural Network Interface (as defined in the Schedule)and to market and support a Trans24 version of the Nestor Software, but only so long as USSI shall remain under common control with Licensee; provided that USSI shall have agreed, in a writing to be delivered to Nestor, to be bound by the provisions of paragraphs I, II, IV , V, VI, VII, VIII and X of this Agreement, and further provided that Licensee shall indemnify, defend, and hold Nestor harmless from any and all expenses, damages, costs (including reasonable attorneys' fees) or losses resulting from (i)any unlawful act or omission of USSI, (ii) from any act or omission by USSI that would breach the provisions of this Agreement enumerated in the preceding sentence, and (iii) any act or omission of USSI that, if committed by Licensee, would constitute a breach of this Agreement.

      As used in this Agreement, (i) "Related Intermediary" of Licensee shall mean any subsidiary or affiliate of Licensee, but only so long as such subsidiary or affiliate shall be controlled by or under common control with Licensee, and (ii) "Unrelated Intermediaries" shall mean any entity that is neither controlled by or under common control with Licensee or any Related
Intermediary, and with which Licensee has entered into a distribution agreement that complies with the provisions of this Agreement, and (iii) "Intermediaries" shall mean Related Intermediaries and Unrelated Intermediaries and "Intermediary" shall mean any one of them.

     B. Except as expressly permitted in paragraph I A of this Agreement, Licensee shall not have any right to use, sublicense, copy, create derivative works from, rent, lease, assign or transfer any Copy. Specifically, without limitation, Licensee is expressly prohibited from sublicensing, delivering, or in any way disclosing to any third party any part of the Nestor Software in source-code form.

     To the maximum extent permitted by law, Licensee is prohibited from modifying (except as expressly permitted in paragraph I A 1) the Nestor Software delivered to Licensee in object-code form or disassembling, decompiling, or "reverse engineering" in any way any part of the Nestor Software delivered to Licensee in object-code form.

     C. "Source code" is a computer program or any part thereof in human-readable form; "object code" is a computer program restricted in its entirety to machine-executable instructions.

     D. All rights not expressly granted to Licensee are reserved by Nestor.

     II.  Right to Sublicense.

     A. A Sublicense Copy may be sublicensed only for use in and as part of a Subject Product. A sublicense of a Sublicense
Copy (a "Sublicense") may not:

          (1) entail or contemplate a transfer of any right, title or interest in the Nestor Software (other then the right to use the Sublicense Copy as part of the Subject Product),

          (2) be granted except in connection with the use by a sublicensee of a Subject Product which contains the Sublicense
Copy (including all Nestor proprietary property notices),

          (3) be granted except for the internal use of the Nestor Software by the sublicensee or

          (4) allow any sublicensee to re-sublicense.

     B.   Each Sublicense shall also:

          (1) contain any terms and conditions contained in this Agreement that specifically apply to the Sublicense;

          (2) contain such terms and conditions as are necessary to effectuate the provisions and/or limitations on use of paragraphs I B and V C, D, E and F;

          (3) provide that any third-party supplier of software incorporated into a Subject Product at its election shall have the right to enforce the provisions of the Sublicense relating to the use of its Software; and

          (4) shall be entered into directly between Licensee or an Intermediary, as sublicensor, and an end-user of a Subject
Product as sublicensee.

      A sublicensee may be permitted to transfer its Sublicense and Copy only as part of a transfer of the Subject Product containing such Copy and only provided that (i) such transfer is on a permanent basis, (ii) the sublicensee transfers the Sublicense, the Copy and all accompanying written materials, and retains no copy in any form of the foregoing, and (iii) the transferee agrees to be bound by the terms of the Sublicense.

     C. Prior to Licensee's first use of any Sublicense agreement relating to the Nestor Software, Licensee shall deliver to Nestor, for Nestor's approval, a copy of those provisions of such Sublicense that pertain to the Nestor Software. Nestor shall indicate on such approved copy those provisions that may not be modified by Licensee or any Intermediary without Nestor's prior written approval. Licensee also shall deliver to Nestor prior to its first commercial release or dissemination one copy of (i) all documentation relating to each version of the Nestor Software contained in any Subject Product, including but not limited to all packaging and related materials of any kind referring to Nestor, the Nestor Software or using any trademark of Nestor, and (ii) all Licensee advertising or other marketing material of any kind referring to Nestor, the Nestor Software or any Subject Product containing the Nestor Software.



III. Royalty Rate, Payment and Related Matters.

     A. Licensee shall pay to Nestor during the term of this Agreement royalties as set forth in the Schedule. Earned Royalties shall be due and payable as set forth in the Schedule. Annual Quotas (as defined in the Schedule) shall be payable within thirty (30) days after the end of each Year of this Agreement.

     The term "Year of this Agreement" shall mean any twelve-month period commencing with the first day of the month following the date of execution of this Agreement. Any other amount due under this Agreement shall be paid when specified in this Agreement, or, if not so specified, within thirty (30) days after the date of any invoice therefor. Except as provided in paragraph IV of this Agreement, no payment shall be subject to a refund; however, Earned Royalties shall be credits against Annual Quotas. All payments due to Nestor from Licensee shall be made in U. S. Dollars. If the Royalty Base underlying the calculation of any part of Earned Royalties shall be received by Licensee in currency other than U. S. Dollars, such Royalty Base shall be converted to U. S. Dollars at the exchange rate published in the Wall Street Journal for the last day of the month immediately preceding the date of payment of such Earned Royalty. Any amount not paid when due shall bear interest at the lower of one and one half (1 1/2%) percent per month or the maximum rate allowed by law. In the event Nestor is required to institute an action to collect any such amount and shall prevail in whole or in part, Nestor shall be entitled to reimbursement by Licensee of its reasonable expenses so incurred (including attorneys' fees).

     B. Nestor shall deliver to Licensee, at Licensee's place of business first set forth above, the Base24 Master Copy within fifteen (15) days after receipt by Nestor of written acceptance of similar software by Bank One, and such acceptance by Bank One shall constitute acceptance by Licensee of such Base24 Master Copy as the marketable version of the Nestor Software, notwithstanding any future change in the Base24 Master Copy that may be agreed to by the Parties. If such acceptance by Bank One shall not occur within sixty (60) days after the execution of this Agreement, the Annual Quota for the first Year of this Agreement shall be pro-rated as set forth in the Schedule. Delivery by Nestor to Licensee of the Trans24 Master Copy and the Trans24 Fault-tolerant Master Copy, and acceptance of such Master Copies by Licensee, shall be as subsequently agreed to by the Parties.

     C. Licensee shall be liable and responsible for payment of all taxes and duties (except income taxes accrued against Nestor) arising from this Agreement and shall indemnify and hold Nestor harmless from any failure of Licensee to do so.

     D. Within thirty (30) days after the end of each quarter during the term of this Agreement, Licensee shall deliver to Nestor a certificate of a duly authorized officer of Licensee setting forth the number of Sublicense Copies made and/or sublicensed during such quarter, together with an accounting of all amounts constituting a part of the Royalty Base collected by Licensee or any Related Intermediary and of the calculation of Earned Royalties. Licensee will keep such records as will enable the royalties payable hereunder to be accurately determined by Nestor. Such records will be retained by Licensee and made available, not more frequently than once during each Year of this Agreement, to an independent certified public accountant selected by Nestor for examination at the request and at the expense of Nestor during reasonable business hours at the offices of Licensee set forth in the preamble to this Agreement for a period of at least five (5) years after the date of the transactions to which the records relate.

If any such audit determines that any certificate of Licensee has understated an amount owed to Nestor by Licensee, Licensee shall promptly pay to Nestor the amount of such understatement. If any audit determines that any such certificate is understated by more than two percent (2%), Licensee shall additionally reimburse Nestor for the costs of that audit.

IV.    Third-party   Claims   and   Actions;   Infringement   and
Unauthorized Use

     A. Provided Licensee has promptly upon learning of a claim or action (but in any event with sufficient notice not to cause Nestor's loss of its right to defend) notified Nestor in writing of any claim or action in which it is alleged that the Nestor Software infringes (i) a United States issued patent, trade secret, or copyright or (ii) a corresponding foreign patent, or copyright (iii) any other patent or copyright if Nestor, in it sole discretion, shall have elected to take control of the defense or settlement thereof and Licensee, at no cost to Nestor (except for reasonable out-of-pocket expenses), fully cooperates with Nestor in such settlement or defense, Nestor shall take sole control of the settlement of such claim and the defense of any litigation resulting solely therefrom and shall be responsible for the costs of such defense and will indemnify and hold Licensee harmless from the cost of any settlement or judgment resulting solely therefrom. If Nestor elects not to take control of the defense and settlement of any claim described in (iii) of this paragraph, then any amount paid by Licensee in settlement or judgment of such claim shall be credited in a fair and equitable pro-ration by Nestor against royalties payable by Licensee to Nestor up to a maximum credit equal to the aggregate royalties previously paid by Licensee to Nestor as Earned Royalties on Sublicenses in the jurisdiction in which such intellectual-property rights are claimed to have been infringed.

     If, in connection with any such claim (whether or not Nestor assumes control of the defense and settlement thereof), Nestor deems it advisable to replace parts of the Nestor Software, Licensee shall accept such replacement provided that it has substantially the same functions and features as the part replaced and is replaced at no cost to Licensee. If, as a final result of a claim described in the first sentence of this paragraph, the use by Licensee of the Nestor Software is enjoined, Nestor shall, at its sole option either (i) replace such parts of the Nestor Software as have been enjoined (provided that it has substantially the same functions and features as the part replaced and is replaced at no cost to Licensee), or (ii) procure a license for Licensee to use same at no additional cost to Licensee, or (iii) reimburse to Licensee such part of the royalty therefor previously paid pursuant to this Agreement for the affected Sublicense as may be fair and equitable under the circumstances; provided, however, that if Nestor elects not to assume control of the defense and settlement of a claim of infringement of a patent or copyright referred to in clause
(iii)of the preceding subparagraph of this paragraph IV A, its maximum liability to Licensee shall be the maximum liability set forth in the final sentence of the preceding subparagraph of this paragraph IV A. Notwithstanding the foregoing, the limitation to be applied to all such payments by Nestor to Licensee shall be applied cumulatively.

     Notwithstanding the foregoing and subject to paragraph V E of this Agreement, Nestor assumes no obligation or liability for, and Licensee will indemnify, defend and hold Nestor harmless from any and all expenses, damages, costs (including reasonable attorneys' fees) or losses resulting from any claim or action arising from or relating to (i) the breach by Licensee of any of its agreements, warranties or duties contained in this Agreement,
(ii) injury to person, business or property or other claim of product liability resulting or arising from the Subject Products if the use of the Nestor Software alone would not have given rise to such claim, (iii) the use of the Nestor Software in combination with any other product, if the use of the Nestor Software alone would not have given rise to such claim, (iv) Nestor's compliance with Licensee's design, specifications, or instructions, (v) any actions or claims of trademark infringement involving any marking or branding not applied or approved in advance by Nestor, (vi) in whole or in part arising out of or relating to any modification of the Nestor Software not made by Nestor (whether or not approved by Nestor) or (vii) any claim of direct or contributory infringement of any process patent arising from the use of any Subject Product if the use of the Nestor Software alone would not have given rise to such claim. The term "Nestor Software" shall not include any software licensed by Nestor from third parties. Nestor assumes no obligation or liability for any claim or action arising from or relating to such software. This paragraph IV A states the entire liability and obligation of Nestor and Licensee and the exclusive remedy of Licensee and its sublicensees with respect to any actions or claims (i) of alleged infringement relating to or arising out of the subject matter of this Agreement or (ii) otherwise described in this paragraph IV A.

     B. Licensee shall immediately notify Nestor (with full particulars) of any possible infringers or unauthorized users of the Nestor Software of which Licensee obtains knowledge. Nestor, in its sole discretion, shall determine what steps, if any, are to be taken with respect to any infringement or unauthorized use of the Nestor Software and any damages recovered shall be payable solely to Nestor. Licensee agrees to fully cooperate with Nestor, at no cost to Nestor (except for reasonable out-of-pocket expenses), in all stages of any such action. In no event shall Nestor be obligated hereunder to commence legal proceedings. Licensee shall not undertake any legal action or other steps of any kind to prevent or restrain any such infringement or unauthorized use or collect damages resulting therefrom without Nestor's advance written permission.

V.   Warranties and Covenants.

     A. Each Party does hereby warrant that this Agreement has been duly and validly authorized and executed by it and is its valid and binding obligation and that it has the legal right and authority to execute this Agreement.

     B. Nestor warrants that no claim has been made by any third party that the Nestor Software infringes any United States issued patent, trade secret, or copyright of such third party. Nestor warrants that it knows of no claim by any third party that the Nestor Software infringes any foreign patent, copyright or trade secret of such third party. Nestor warrants that, for a period of ninety (90) days after each installation, PRISM, as defined in the Schedule, shall contain substantially the features and functions listed in the document titled, Prism Functional Description, which is annexed hereto solely for the purpose of listing such functions; provided, however, that such warranty shall be voided in its entirety if Licensee shall have made any functional modification to the Nestor software or shall have installed the Nestor software in a manner not in accordance with an installation guide to be mutually agreed upon by the Parties.

     C.    EXCEPT  AS PROVIDED IN SUBPARAGRAPHS B AND E  OF  THIS
PARAGRAPH V, THE NESTOR SOFTWARE IS LICENSED AS-IS. NESTOR DOES NOT WARRANT THAT THE NESTOR SOFTWARE AND THE TECHNOLOGY EMBODIED THEREIN ARE CAPABLE OF INDUSTRIAL REALIZATION OR COMMERCIAL EXPLOITATION, THE RISKS OF WHICH ARE BEING ASSUMED SOLELY BY LICENSEE, AND NESTOR SHALL HAVE NO RESPONSIBILITY FOR THE CONSEQUENCES OF ANY SUCH FAILURE OF INDUSTRIAL REALIZATION OR COMMERCIAL EXPLOITATION. IT IS UNDERSTOOD THAT NESTOR IS NOT MAKING AND EXPRESSLY DISCLAIM ANY REPRESENTATIONS OR WARRANTIES THAT THE MANUFACTURE, USE, SUBLICENSING OR SALE OF THE SUBJECT PRODUCTS WILL NOT INFRINGE THE PATENTS, COPYRIGHTS, TRADEMARKS OR OTHER PROPRIETARY PROPERTY RIGHTS OF ANY THIRD PARTY.

     D. EXCEPT AS PROVIDED IN SUBPARAGRAPHS B AND E OF THIS PARAGRAPH V, NESTOR EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OR GUARANTEES OF ANY KIND WHATSOEVER, EITHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     E.    REGARDLESS OF WHETHER ANY REMEDY HEREIN FAILS  OF  ITS
ESSENTIAL PURPOSE, IN NO EVENT WILL NESTOR BE LIABLE FOR ANY INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT, THE NESTOR SOFTWARE OR THE USE OF THE SAME (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOST INFORMATION, LOST SAVINGS, LOST PROFITS OR BUSINESS INTERRUPTION), EVEN IF NESTOR HAS BEEN INFORMED, IS AWARE, OR SHOULD BE OR SHOULD HAVE BEEN AWARE, OF THE POSSIBILITY OF SUCH DAMAGES. THE SOLE REMEDY FOR ANY DISK OR OTHER MACHINE READABLE MATERIAL SUPPLIED BY NESTOR WHICH IS PHYSICALLY DEFECTIVE SHALL BE, AT NESTOR'S OPTION, REPLACEMENT OF SUCH DISK OR MATERIAL OR REFUND OF THE ROYALTY PAID TO NESTOR RELATING TO SUCH DISK OR MATERIAL. EXCEPT FOR INDEMNIFICATION OF LICENSEE BY NESTOR PURSUANT TO PARAGRAPH IV A, IN NO EVENT WILL NESTOR BE LIABLE IN DAMAGES OR OTHERWISE IN EXCESS OF THE ROYALTIES RECEIVED BY NESTOR FROM LICENSEE HEREUNDER. EXCEPT FOR BREACHES OF THIS AGREEMENT AFFECTING NESTOR'S INTELLECTUAL-PROPERTY RIGHTS (INCLUDING BUT NOT LIMITED TO BREACHES OF PARAGRAPHS I, II, V. F. (1),(2) AND (5), AND VII OF THIS AGREEMENT) AND REGARDLESS OF WHETHER ANY REMEDY HEREIN FAILS OF ITS ESSENTIAL PURPOSE, IN NO EVENT WILL LICENSEE BE LIABLE FOR ANY INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT, THE NESTOR SOFTWARE OR THE USE OF THE SAME (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOST INFORMATION, LOST SAVINGS, LOST PROFITS OR BUSINESS INTERRUPTION), EVEN IF LICENSEE HAS BEEN INFORMED, IS AWARE, OR SHOULD BE OR SHOULD HAVE BEEN AWARE, OF THE POSSIBILITY OF SUCH DAMAGES.

     F. Licensee further understands, agrees and/or warrants that:
            (1) it does not intend to and will not use, market, sublicense, deliver or transfer in any way the Nestor Software in violation of any applicable law, rule or regulation of the United States, or any State of the United States or any foreign country of applicable jurisdiction (including without limitation any United States law, rule or regulation relating to technology export or transfer) and it will obtain at its own cost any required export licenses;

          (2) it will not accept any purchase order or contract (including without limitation any United States or foreign government contract) that by its terms or by the operation of law will abridge or otherwise diminish Nestor's intellectual-property rights in and/or to the Nestor Software (and that all such orders or contracts with any government or governmental agency will include "restricted" or "limited" rights provisions, or their equivalents, or be on no less favorable terms to Nestor);

          (3) it has all legal right and authority to conduct its activities as contemplated by this Agreement, including but not limited to the production and license of the Subject Products, which contain, in addition to the Nestor Software, substantial valuable technology belonging or licensed to Licensee;

          (4) this Agreement is a license agreement only, not an agreement for the sale of any Copy of the Nestor Software, and neither Licensee nor any sublicensee obtains any right in or to the Nestor Software other than the limited right to use it as provided in this Agreement, and in the case of Licensee, the limited rights expressly granted by the License, and no other right to create derivative works from, rent, lease, assign or otherwise use, sublicense, copy or transfer any Copy is granted, either expressly, by implication or otherwise;

          (5) Licensee will not infringe the copyright or other proprietary rights in the Nestor Software nor permit others within Licensee's control (including without limitation any Intermediary) to do so, and it and its sublicensees are, to the maximum extent permitted by law, prohibited from modifying, disassembling, decompiling, or "reverse engineering" any part of the Nestor Software;

          (6) it will be solely responsible and liable for all necessary or desirable steps to market, and (subject to Nestor's providing the engineering and consulting support set forth in paragraph VIII A of this Agreement), to adequately support and maintain, the Subject Products;

          (7) Licensee assumes all responsibility and liability for the selection of the Nestor Software to achieve the results intended and for the installation of, use of and results obtained from the Nestor Software or any Subject Product;

          (8) it is solely responsible for warranting the Subject
Products and liable for any warranty claims therefor (either express, implied or otherwise); and

          (9) it is solely responsible for all expenses incurred by it in its performance of this Agreement.

VI.  Expiration or Termination.

          A. If Licensee shall have paid to Nestor, when due, the Annual Quotas and all other sums due to Nestor under this Agreement and shall have been in continuous compliance with the terms of this Agreement, (except for breaches which have been fully and timely cured) this Agreement and the License shall continue for a term of five (5) years from the date hereof; provided, however, that Licensee may at its option, extend the term of this Agreement for successive one-year terms ("Extension Terms") up to a maximum of twenty Extension Terms if Licensee shall have paid to Nestor during the Year of this Agreement immediately preceding such extension aggregate royalties (including but not limited to Earned Royalties) of not less than [*]. Such extension shall be effective only if Licensee shall have given to Nestor written notice at least 90 days prior to the beginning of any such Extension term of its intention to extend, accompanied by payment of the difference between the aggregate royalties paid during such Year of this Agreement and [*] . Such payment shall be applied as a credit against any royalty that becomes due and payable prior to the end of the Year of this Agreement in which such notice has been given. The original five-year term, together with all such extensions, shall constitute the term of this Agreement.

       Notwithstanding the foregoing, this Agreement shall immediately terminate if Licensee liquidates, dissolves, shall be adjudicated insolvent, files or has filed against it a petition in bankruptcy or for reorganization which, if filed against Licensee, has not been discharged within one hundred and eighty
(180) days of filing, takes advantage of any insolvency act or proceeding, including an assignment for the benefit of creditors, or commits any other act of bankruptcy; provided, however, that Nestor shall only have the right to suspend the License and Nestor's performance of its obligations under this Agreement during the pendency of any undischarged involuntary bankruptcy or reorganization.

     B. Either Party may terminate this Agreement and the License by written notice to the other Party, if such other Party shall breach any of provision of this Agreement and such breach continues for at least thirty (30) days after notice thereof. Licensee may terminate this Agreement and the License by delivering to Nestor one hundred eighty (180) days advance written notice thereof.

     C. Notwithstanding any termination or expiration of this Agreement, the License and any Sublicenses shall continue in effect with respect to any Sublicense Copies sublicensed by Licensee prior to termination or expiration; and, except in the event of termination this Agreement by Licensee for breach, Licensee shall remain liable to Nestor for royalties accruing with respect to such Copies. In the event of termination of this Agreement for breach, all future payments by sublicensees that constitute part of the Earned Royalty Base shall inure to the benefit, and be payable to the account of, the non-breaching Party. In the event of termination of this Agreement by Licensee for breach, Licensee shall pay to Nestor during the remaining term of this Agreement, for each Sublicense then in effect, the greater of (i) the maintenance fee provided for in such
Sublicense or (ii) an annual amount equal to fifteen per cent (15%) of the Initial License Fee set forth in such Sublicense. In addition thereto, Licensee shall pay to Nestor any out-of-pocket costs of Nestor in connection with maintenance-related travel to sublicensee sites. Such fees shall be adjusted, as mutually agreed between the Parties, as fair compensation to Licensee for damages arising from such breach by Nestor. In consideration of such fees and reimbursed costs, Nestor will provide to sublicencees during the remaining term of this Agreement the maintenance support set forth in paragraph VIII A of this Agreement. Termination or expiration of this Agreement and the License shall not release Licensee from any of its obligations or liabilities accrued or incurred under this Agreement, or rescind or give rise to any right to rescind any payment made or other consideration given hereunder. Upon termination or expiration of this Agreement and the License, Licensee shall cease all marketing and other activities under the License and shall, at Nestor's election, immediately deliver to Nestor or
(i) irretrievably destroy, or cause to be delivered or destroyed, any and all Copies of the Nestor Software in whatever form and any written or other materials relating to the Nestor Software in Licensee's possession, custody or control, and (ii) within thirty
(30) days, deliver to Nestor a certification thereof.


VII. Confidentiality.

      A. Licensee agrees, acknowledges and covenants that (i) the data and information relating to the functioning of the Nestor Software, and (ii) any other information that is marked "Confidential" (in either case, whether oral, written or in machine-readable form) disclosed to Licensee by Nestor pursuant to the provisions of this Agreement (collectively, the "Nestor Technology") contain valuable trade secrets and other proprietary information of Nestor, that unauthorized use or disclosure of such Nestor Technology would irreparably injure Nestor, which injury cannot be remedied solely by the payment of money damages, and that Licensee shall hold in strict confidence and not disclose, reproduce or use the Nestor Technology with the exception of information which: (i) is already in the public domain at the time of disclosure; or (ii) after disclosure becomes a part of the public domain by publication other than by Licensee in violation of this Agreement or of any other confidentiality agreement between Licensee and Nestor (a "Confidentiality Agreement"); or (iii) is received by Licensee from a third party who did not require such information to be held in confidence and who did not acquire, directly or indirectly through one or more intermediaries, such information from Nestor under any obligation of confidence; or (iv) is agreed to by Nestor in writing in advance of such publication or reproduction. Licensee may disclose the Nestor Technology only to its employees and to Related Intermediaries and their respective employees. provided the entity to whom a disclosure is made (i) needs to know same in order to effectuate the purposes of this Agreement, and (ii) has entered into a confidentiality agreement substantially equivalent to the foregoing provisions of this paragraph VII A, which confidentiality agreement can be enforced directly or indirectly by Licensee. Licensee guarantees to Nestor the performance by all Related Intermediaries of each and every obligation under those agreements and this paragraph, and will indemnify, defend and hold Nestor harmless from any and all expenses, damages and costs (including reasonable attorneys' fees) or losses resulting from any breach of such agreements or this paragraph.

     Licensee agrees to cooperate fully with Nestor, at no cost to Nestor (except for reasonable out-of-pocket expenses approved in advance in writing by Nestor), in any action or proceeding whereby Nestor seeks to prevent or restrain any unauthorized use of the Nestor Technology or to seek damages therefor. The provisions of this Agreement shall not limit any rights which Nestor may have under any Confidentiality Agreement, whether in force before or after this Agreement.

     B. Licensee shall not disclose to Nestor any information that Licensee considers to be confidential without first have received Nestor's written consent to receive such disclosure. Any confidential information accepted by Nestor pursuant to such a written consent shall be held in confidence under the same terms and conditions as those applicable to Licensee as set forth in subparagraph A. of this paragraph VII. Nestor acknowledges that the certificates to be delivered to it pursuant to paragraph III D of this Agreement shall be deemed to be confidential and shall be treated in accordance with the provisions of the preceding sentence of this subparagraph VII B, and their contents shall not be disclosed by Nestor except that their contents may be disclosed by Nestor as required by law or as necessary to enforce Nestor's rights and Licensee's obligations under this Agreement.

     C. All of the provisions of this paragraph VII shall survive any termination or expiration of this Agreement or License.

VIII.  Consulting, Training And Other Services; Enhancements  and
Upgrades

     A. During the term of this Agreement, and provided that Licensee is then and always has been in full compliance with all of the terms and conditions of this Agreement (except for breaches which have been fully and timely cured), Nestor shall provide to Licensee such services related to the use and installation of the Nestor Software as are described in the Nestor document titled PRISM Software and Client Support (excluding the Installation Program described therein), a specimen of which is attached to this Agreement, up to a maximum of ninety-six (96) hours of such maintenance support for each Sublicense during the first year after the execution of such
Sublicense, and a maximum of forty-eight (48) hours of such maintenance support during the second year and subsequent years after the execution of such Sublicense. Nestor will use reasonable commercial efforts to furnish additional maintenance support at the request and expense of Licensee at Nestor's then effective rates for engineering services. If Licensee deems the aforementioned level of support, or Nestor's support staffing, to be inadequate, Licensee may request that Nestor secure and maintain additional support staff, all at Licensee's expense, and Nestor will use its best efforts to do so. Such request by Licensee shall entail a commitment by Licensee to reimburse
Nestor for all costs and expenses related to securing and maintain such additional staff for a period of not less than two years. Such commitment, if made, shall survive any termination or expiration of this Agreement for the balance of the commitment.

     The  maintenance support described in this paragraph A shall
not  include   any  installation, consulting or customization  of
the   Nestor  Software,  or  modeling,  or  other  services   not
specifically referred to in this paragraph.

     B. Such other services shall be done by Nestor only upon Nestor's acceptance, in its sole discretion, of a written request from Licensee, which request shall be accompanied by a work order setting forth the work being requested, the identity and location of the relevant sublicensee, and the requested installation or delivery date. Upon acceptance of any such work order, Nestor shall furnish a quotation, which may be on a fixed-price or time-and-materials basis for the work to be performed, and such quotation shall remain in effect for ninety (90) days from its date. The Parties expressly acknowledge and agree that Licensee shall be permitted to discount Nestor's quotation up to a maximum discount of ten per cent (10%) without the prior written consent of Nestor. Except as provided in the Schedule, fees attributable to installation, consulting, and/or customization services shall be retained by the Party performing such services and shall not be subject to any Earned Royalty. The rates for engineering services set forth in the Schedule shall remain in effect for one year following the date of execution of this Agreement and thereafter shall be adjusted as set forth in the Schedule and may be further adjusted annually by Nestor upon sixty (60) days prior written notice Licensee.

     C. In consideration of such services, Licensee shall pay to Nestor for all services rendered pursuant to this paragraph VIII B engineering fees at the rates set forth in the Schedule. Licensee shall also reimburse to Nestor Nestor's reasonable travel expenses incurred in providing any services under this paragraph VIII. All services provided by Nestor pursuant to paragraph VIII shall be provided to Licensee, not to Licensee's customers; and, notwithstanding the delivery of any such consulting services, Licensee shall be and remain fully responsible and liable to its customers for any Subject Product.

     D. At a mutually agreeable time or times during the first Year of this Agreement, Nestor will provide to Licensee and Licensee's staff an aggregate of four weeks of training on the use and installation of the Nestor Software and two days of sales training. Such training shall take place at Licensee's place of business. Licensee shall reimburse to Nestor Nestor's reasonable travel and other expenses incurred in connection with the activities contemplated by this paragraph VIII D.

     E. During the first year of the term of this Agreement, Nestor shall provide to Licensee a maximum of two person weeks of such marketing and sales support to Licensee as the Parties may agree. Licensee shall reimburse to Nestor Nestor's reasonable travel and entertainment expenses incurred in providing such marketing and sales support.

     F. Nestor shall deliver to Licensee any and all enhancements and upgrades to the Nestor Software that it makes generally commercially available at no charge to other licensees of PRISM. Nestor shall give Licensee notice of the scheduling releases no later than such notice is given generally to other licensee of PRISM. Such enhancements and upgrades shall become part of the respective Master Copy to which they pertain, and shall be subject to all of the terms and conditions of this Agreement. Such enhancements and upgrades shall not include any software marketed by Nestor under any mark other than PRISM, nor any software that Nestor is legally prohibited from delivering to Licensee.

     G. All payments due under this paragraph VIII shall be due thirty (30) days after the end of the month in which the services or expenses to which they relate were rendered or incurred. Payments for partial staff weeks or staff months shall be prorated. All activities described in this paragraph VIII shall be subject to all of the terms and conditions of this Agreement (including, without limitation, those of paragraph VII). If and to the extent Nestor delivers to Licensee any software as part of such activities, such software shall be deemed delivered under and subject to all of the terms and conditions of the License and this Agreement.

IX. Source-Code Escrow

      Within 90days after delivery by Nestor to Licensee of the first Master Copy or of any update to the Nestor Software, Nestor shall deliver to an escrow agent mutually agreeable to the Parties a copy of the source code of the Nestor Software, subject to an escrow agreement that is mutually agreeable to the Parties. Such escrow agreement shall provide that the source code shall be delivered out of escrow to Licensee only if Nestor (i) files for a liquidating bankruptcy or (ii) is otherwise liquidated and is, or its successor in interest is, and will continue to be, unable to furnish to Licensee the technical support contemplated by this Agreement. Any source code delivered out of escrow to Licensee shall be used by Licensee solely to maintain Subject Products delivered to sublicensees prior to such release, and shall be subject to the provisions of paragraph VII of this Agreement. All expenses relating to such escrow arrangement shall be borne by Licensee. If Licensee shall fail to make timely payments of all amounts due to the escrow agent, Nestor's may terminate the escrow and demand return of the Nestor Software, after which Nestor shall have no further obligation under this paragraph.

X.   Miscellaneous

     A. Licensee will cause any and all Subject Products (which include the Nestor Software) and all advertising or other marketing material of any kind, documentation and packaging therefor to be marked and labeled with and/or reference Nestor's patent rights, copyrights, and/or trade names in the form and style furnished by Nestor to Licensee. Licensee shall permit Nestor to make reasonable inspections of the Subject Products, but Nestor shall not be liable to Licensee, sublicensees, or others for its failure to do so or for any defects which it discovers or would or could have discovered by so doing. Licensee shall not otherwise use or make reference to such rights, marks or names of Nestor without the advance written permission of Nestor. Nestor may, at any time and from time to time, in its sole discretion, alter or revoke its instructions pursuant hereto; provided, however, that Licensee shall be permitted to use then existing stocks of documentation and advertising materials unless, in the opinion of counsel to Nestor, such use would be legally inadvisable.

     B. Neither this Agreement, the License or other interest hereunder shall be assignable by Licensee. Subject to the foregoing, this Agreement shall inure to the benefit of, and be binding upon, the Parties' successors.

     C. The headings and captions used in this Agreement are for convenience only and are not to be used in the interpretation of this Agreement.

     D. The failure of either Party to require performance of any provision of this Agreement shall not affect the right to subsequently require the performance of such or any other provision of this Agreement. The waiver of either Party of a breach of any provision shall not be taken or held to be a waiver of any subsequent breach of that provision or any subsequent breach of any other provision of this Agreement.

     E. The Parties are independent contractors and engage in the operation of their own respective businesses. Neither Party is the agent or employee of the other Party for any purpose whatsoever. Nothing in this Agreement shall be construed to establish a relationship of co-partners or joint venturers between the two Parties. Neither Party has the authority to enter into any contract or assume any obligation for the other Party or to make any warranty or representation on behalf of the other Party.

     F. If any provision of this Agreement is, or is determined to be, invalid, illegal or unenforceable, all remaining provisions of this Agreement shall nevertheless remain in full force and effect, and no provision of this Agreement shall be deemed to be dependent upon any provision so determined to be invalid, illegal or unenforceable unless otherwise expressly provided for herein. Should any provision of this Agreement be found or held to be invalid, illegal or unenforceable, in whole or in part, such provision shall be deemed amended to render it enforceable in accordance with the spirit and intent of this Agreement.

     G. This Agreement has been entered into, delivered and is to be governed by, construed, interpreted and enforced in accordance with the laws of the State of New York (without giving reference to choice-of-law provisions) from time to time in effect. The Parties agree that the United Nations Convention on Contracts for the International Sale of Goods shall not apply to any of the transactions which are contemplated by this Agreement.

     H. If a dispute arises out of or relates to this Agreement, the License, a breach thereof or Licensee's use of the Nestor Software, and if said dispute cannot be settled through direct discussions, the Parties agree to first endeavor to settle the dispute in an amicable manner by mediation in New York, New York administered by the American Arbitration Association under its Commercial Mediation Rules. Thereafter, any unresolved controversy or claim arising out of or relating to this Agreement, the License, a breach thereof or Licensee's use of the Nestor Software, shall be settled by arbitration before three neutral arbitrators (selected from a panel of persons having experience with and knowledge of computers and the computer business, at least one of whom shall be an attorney) in administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules. Such arbitration shall be located in New York, New York if commenced by Licensee, and in Chicago, Illinois if commenced by Nestor. Any provisional or equitable remedy which would be available from a court of law shall be available from the arbitrators to the Parties. In any such proceeding limited civil discovery shall be permitted for the production of documents, which shall be governed by the Federal Rules of Civil Procedure (without reference to any local rules of a particular court). All issues regarding discovery requests shall be decided by the arbitrators. Judgment upon the award of the arbitrators may be enforced in any court having jurisdiction thereof. The Parties hereby consent to the non-exclusive jurisdiction of the courts of the State of New York or to any Federal Court located within the State of New York for any action (i) to compel arbitration, (ii) to enforce the award of the arbitrators or (iii) at any time prior to the qualification and appointment of the arbitrators, for temporary, interim or provisional equitable remedies and to service of process in any such action by registered mail, return receipt requested, or by any other means provided by law.

     I. This Agreement contains the entire and exclusive agreement of the Parties with respect to its subject matter. Except as otherwise provided, this Agreement supersedes any agreements and understandings, whether written or oral, entered into by the Parties prior to its effective date and relating to its subject matter. No modification or amendment of this Agreement shall be effective unless it is stated in writing, specifically refers hereto and is executed on behalf of each Party. The written consent of Nestor required by any provision of this Agreement shall be deemed to be valid and binding upon Nestor only if executed by its President.

     J. Except as otherwise specified, all notices, payments, certificates and reports hereunder shall be deemed given and in effect as of the date of mailing, when sent by express mail (or other overnight delivery service), postage prepaid, addressed to the Parties as set forth in the preamble to this Agreement directed in each case to the President of the Party receiving the notice (and if to Licensee, with copy to General Counsel of Licensee) or to such other addresses as the Parties may from time to time give written notice. Each Party shall use its best efforts to respond expeditiously to requests of the other Party made pursuant to this Agreement.

     K. Except for failure to make any payment when due, neither Party hereto shall be liable to the other for failure or delay in meeting any obligations hereunder as the result of strikes, lockouts, war, Acts of God, fire, flood or acts of government, if beyond the control of such Party.

          IN WITNESS WHEREOF, the Parties hereto have set their hands and seals by their duly authorized representatives as of the day and year first above written.

APPLIED COMMUNICATIONS, INC.     NESTOR, INC.


By:____________________________  By:____________________________
Name: Edward H. Mangold          Name: David Fox

Title: Senior Vice President,    Title: President
Americas




                            SCHEDULE

Nestor Software:

      "Nestor Software" shall mean Master Copies of PRISM(TM), adapted to function in conjunction with those products marketed by Licensee and known as Base24 and Trans24. PRISM consists of a credit-card fraud-scoring model ("PRISM Scoring System") and an
analytical workflow model ("PRISM Analysis/Review System").   The
Prism Scoring System runs in batch mode on Tandem NSK computers and under the UNIX and MVS operating systems, and will accept standardized inputs defined by a document titled Base24 PRISM
Data   Interface  dated  as  of  August  15,  1996.   The   PRISM
Analysis/Review System runs on personal computers  under  Windows
NT.   As  used  in  this Agreement, the Master  Copy  adapted  to function in conjunction with Base24 on a Tandem computer is sometimes referred to as the "Base24 Master Copy"; the Master Copy adapted to function with Trans24 under UNIX or MVS is sometimes referred to as the "Trans24 Master Copy"; and the Master Copy adapted to function in a fault-tolerant mode with Trans24 under UNIX is sometimes referred to as the "Trans24 Fault-tolerant Master Copy". The Trans24 Fault-tolerant Master Copy contains calls to object-code modules of a database management system known as "Kala", which modules Licensee will obtain directly from their owner and will deliver to those sublicensees requiring fault-tolerant Subject Products.

      It is understood that Nestor will use reasonable commercial efforts, at Licensee's expense, to extend the scope of the Nestor Software to include any or all of (i) a debit-card fraud-scoring model, (ii) a retail-merchant and private-label fraud-scoring model, (iii) a third-party-processor fraud-detection model, and
(iv) a "Trans24 Interface", which will be an interface between the PRISM Scoring System and Licensee's Trans24 product running under the UNIX or MVS operating systems. The Trans24 Interface will be developed by Nestor in accordance with specifications to be mutually agreed between the Parties, and will accept authorization data and master-file data from a "Neural Network Interface" to be developed by Licensee, which Neural Network Interface will convert authorization data generated by a Trans24 system to a format acceptable by PRISM. The Trans24 Interface and the Neural Network Interface, when developed, shall, together with their counterparts in the interface between PRISM and Licensee's Base24 product, be deemed to be included within the meaning of the term "Nestor Software" for the purpose of determining the Royalty Base. Neither party may deliver any such interface product in its entirety except for use in conjunction with PRISM and Base24 or Trans24. If Licensee delivers the interface to a customer to whom it has or will sublicense the Nestor Software, all amounts received for such interface will be deemed part of the Earned Royalty Base. If Nestor delivers the interface to a customer on the list of Licensee's customers annexed to this Agreement (subject to the applicable exceptions), all amounts received by Nestor for such interface and PRISM will be credited against the Cumulative Royalty Base as hereinafter set forth in this Schedule. Subject to the foregoing, neither Party will owe the other Party any amount or be entitled to any credit, for authorized deliveries of such interface products. Notwithstanding the foregoing, either Party may use for any purpose the portion of the interface that such party developed without any obligation to account to the other Party, provided that such use does not result in any use or disclosure of the other Party's confidential information or other intellectual property. All other extensions of the Nestor Software, including without limitation the extensions described in (i), (ii) and
(iii) of this paragraph, shall be and remain the property of Nestor.

Prior  to  the first commercial use of any version of the  Neural
Network Interface, Licensee shall deliver to Nestor a source-code copy of such version, together with all related documentation.

     The portion of the Nestor Software which is to be delivered in source code is the (i) Application Program Interface and Visual Basic code needed to integrate PRISM within Base24, and
(ii) the PRISM Analysis Review System. All of the remainder of the Nestor Software is to be delivered in object code.

     Licensee or each sublicensee shall be required to obtain licensed copies of third-party software specified in the System Requirements document annexed to this Agreement including, without thereby limiting, Windows NT, Atlas GIS and, for UNIX-based systems, Kala database-management software for use with Trans24 Fault-tolerant Subject Products.

Subject Products:

     "Subject Products" shall mean computer software and hardware consisting of the products marketed by Licensee known as Base24 (Tandem NSK operating system) and Trans24 (UNIX or MVS) systems (either as currently existing or as hereafter revised or modified, if in the latter case only with substantially and materially the same functionality as those currently existing),(i) with which Licensee shall have integrated, at the time of installation, the object-code portions of the Nestor Software or (ii) if previously installed, to which the object-code portions of the Nestor Software are added pursuant to this Agreement.


Field-of-Use:

     The term "Field-of-Use" shall mean integration of the Nestor Software into the Subject Products for the purpose of delivering such Subject Products for credit- and debit-card fraud detection by commercial banks, retail merchant organizations, and only those entities identified as "Approved Processing Entities" that provide such services to retail merchants or commercial banks.

Approved Processing Entities:

Licensee has furnished to Nestor a copy of its customer list, which is attached to this Agreement, on which Nestor has indicated processors who are not approved. All other customers of Licensee on such list who may be processors are Approved Processing Entities and are included in the Field-of-Use. The name of any customer or prospective customer of Licensee who is a processor and is not so approved must be submitted to Nestor for such approval and inclusion, at Nestor's sole discretion, in the Field-of-Use.

Royalties:

Earned Royalties:

Licensee  shall  pay  to Nestor the greater of  (i)  the  Minimum
Earned  Royalties  or (ii) the product of the applicable  Royalty
Rate times the Royalty Base, all of which are set forth below in this Schedule.

Earned Royalty Base:

The following revenues received from sublicenses, whether by Licensee or Related Intermediaries, in connection with the installation, delivery and use of Subject Products shall constitute the Royalty Base: all fees of any nature whatsoever arising from a Sublicense of the Nestor Software, including without limitation (i) initial license fees (including license fees charged by Licensee for PRISM and for software that interfaces PRISM with the remainder of any Subject Product, and installation fees to the extent that such fees exceed Licensee's normal charges for engineering services), (ii) maintenance fees, and (iii) use fees. If any portion of such revenue is withheld for income-tax purposes, the Earned Royalty Base will be include the gross amount of revenues without regard to such withholding.

Any amount paid to Nestor by Licensee or any sublicensee for engineering or consulting services, including without thereby limiting amounts paid to Nestor for installation, modeling, or modification of the Nestor Software, shall be excluded from the Royalty Base.

Earned Royalty Rate:

During the first two years of the term of this Agreement, the Royalty Rate to be applied in the calculation of any Earned Royalty shall depend upon the cumulative aggregate royalties paid by Licensee to Nestor from the commencement of the term of this Agreement up to the date of such calculation, as set forth below:

                                Earned      Cumulative Royalty
  Cumulative Royalty Base      Royalty     Prior to Calculation
                                 Rate
Up to [*]                        [*]                   [*] to [*]
[*] to [*]                       [*]                   [*] to [*]
[*] to [*]                       [*]                   [*] to [*]
[*] to [*]                       [*]                   [*] to [*]
More than [*]                    [*]                More than [*]

During each subsequent Year of this Agreement, the Royalty Rate to be applied to the Royalty Base shall be the Royalty Rate in effect as at the end of the second Year of this Agreement.

The above Cumulative Royalty Base and Cumulative Royalties Prior to Calculation shall relate only to Earned Royalties paid on the Royalty Base and shall specifically exclude any other payment made by License to Nestor for engineering or other services.

For the purposes of this section, the Cumulative Royalty Base shall be deemed to include the Earned Royalty that would have been payable to Nestor on any PRISM license entered into between Nestor and any entity on the list of Licensee's customers annexed to this Agreement, had Licensee entered into a Sublicense with such entity; provided, however, that transactions with the following entities shall not be so included, whether or not such entities appear on the annexed customer list of [*].


Minimum Earned Royalties:


In no event shall Earned Royalties payable by Licensee to Nestor with respect to any Sublicense be less than the following:




                                                Minimum Earned
               Royalty Base                        Royalty
Initial license fee for sublicensee having
fewer than [*] total accounts                        [*]
Initial license fee for sublicensee having
more than [*] and up to [*] total accounts
                                                     [*]
Initial license fee for sublicensee having
more than [*] total accounts                         [*]
Use fees while Royalty Rate is greater than     [*] per active
[*]                                           account per month
Use fees while Royalty Rate is [*]              [*] per active
                                              account per month
Use fees while Royalty Rate is [*]              [*] per active
                                              account per month

For the purposes of calculating Minimum Earned Royalties, the term "active account" shall mean any cardholder account of sublicensee (or, in the case of a sublicensed processor, that is processed by sublicensee) that had a positive balance or at least one transaction (whether a charge or a payment) or posting or authorization during the twelve (12) months preceding (i) the execution of the relevant Sublicense in the case of initial license fees, and (ii) each anniversary of the term of the Sublicense in the case of use fees.


Quota

      Notwithstanding the foregoing, Licensee shall pay to Nestor during each Year of this Agreement aggregate royalties of not less than [*]. If Earned Royalties payable during any Year of this Agreement shall aggregate less than [*], Licensee may elect to pay the difference between such Earned Royalties and [*]. If Licensee elects not to pay such difference to Nestor when due, Nestor may at its option terminate the License and this Agreement forthwith.

      If the Base24 Nestor Software shall not have been accepted by [*] within 60 days after the date of execution of this Agreement, the Annual Quota for the first Year of this Agreement shall be reduced by [*] for each month that [*] has not accepted the Base24 Nestor Software, commencing on the sixty-first day after the date of execution of this Agreement.



Credits

     Earned Royalties paid by Licensee to Nestor during any Year of this Agreement shall be credited toward the Quota for such Year of this Agreement.


Exceptions to Earned Royalty Rates:

       A. With respect to each of the three prospective sublicensees known respectively as [*] and [*] if such prospective sublicensees (i) accepts a currently outstanding proposal, (ii)enters into a Sublicense on or before [*] and (iii) is invoiced on or before [*], the Earned Royalties applicable to the revenues of Licensee constituting the Royalty Base of such sublicensee shall be [*] of the initial license fee and [*] of subsequent use fees. If such Sublicense is entered into after [*], the Earned Royalties (including Minimum Earned Royalties) set forth above shall be applied to such Sublicense.

B. Nestor understands that Licensee may elect to discount initial license fees from Licensee's published list prices, and nothing in this Agreement is intend to or shall restrict the price that Licensee may charge for all or any part of any Subject Product. With respect to Sublicenses entered into by Licensee pursuant to any written proposal that is (i) made by Licensee to a prospective sublicensee during the first [*] after the execution of this Agreement, and (ii) consummated within [*]after the date of such written proposal, the Earned Royalty Rate set forth above shall be applied to actual initial license fee charged by Licensee; provided, however, that the Minimum Earned Royalty applicable to the initial license fee charged for any such Sublicense shall not under any circumstance be less than [*]of the applicable Minimum Earned Royalty set forth above. Such reduction in Minimum Earned Royalty shall not be applicable to any discount granted to a subsidiary or affiliate of Licensee. Licensee shall furnish Nestor with a copy of any such proposal within ten (10) days after its submission to a prospective sublicensee. For the purposes of this paragraph, the term "consummated" shall mean that (i) the relevant Sublicense shall have been executed by Licensee and the sublicensee, and (ii) the sublicensee shall have been invoiced by Licensee for the initial license fee.


C. Any copy of the Nestor Software that is (i) installed at an office of Licensee or any of its subsidiaries solely for the purpose of demonstrating the Nestor Software, (ii) not used as a production system, and (iii) does not entail any charge to third parties for its use, shall not be subject to the Minimum Earned Royalty set forth above.


Engineering and Modeling Fees:

      Licensee shall pay to Nestor fees for model development and other engineering in accordance with the following fee schedule:

     for model development, [*] per person-day; and

     for other engineering or consulting, [*] per person-day.

If Licensee requests that Nestor develop any new model, the foregoing modeling fees shall apply:

                                                        Fee
                      Model
Bank credit-card fraud model for use by
sublicensee with fewer than [*] total accounts      [*]
Bank credit-card fraud model for use by
sublicensee with more than [*] and fewer than [*]
total accounts                                      [*]
Bank credit-card fraud model for use by             to be
sublicensee with more than [*] total accounts       negotiated
Bank debit-card fraud model or retail-merchant
fraud model                                         [*]
for sublicensee with fewer than [*] total accounts
Bank debit-card fraud model or retail-merchant      to be
fraud model for sublicensee [*] or more total       negotiated
accounts


Payment Terms:

Earned Royalties related to Initial License Fees and installation of the Nestor Software shall be paid no later than the earliest of (i) (30) days of receipt of the related Earned Royalty Base by Licensee or any Intermediary, (ii) sixty (60) days from acceptance by the relevant sublicensee of the Subject Product, or
(iii) 120 days from the date of execution of the relevant Sublicense, except for the first two Sublicenses entered into by Licensee, for which the applicable period in this clause (iii) shall be 150 days. Earned Royalties relating to Use Fees shall be payable the earliest of (i) thirty (30) days from receipt by Licensee or any Intermediary, (ii) thirty (30) days from the date on which payment of such use fee by the relevant sublicensee shall be due, or (iii) sixty (60) days after the commencement of the period to which such use fees apply.


Cost-of-Living Adjustments:

      All royalties, engineering and modeling fees, any other amount payable by Licensee to Nestor, and any other amount expressed in this Agreement as a dollar rate or absolute dollar amount shall be adjusted during each Year of this Agreement beginning with the first anniversary date of the execution of this Agreement in proportion to increases in the Consumer Price Index from year to year during the term of this Agreement. For any Year of this Agreement in which the Consumer Price Index has increased over the preceding Year of this Agreement, such increase shall be calculated by multiplying each such dollar rate or absolute amount then in effect by the most recently published Consumer Price Index as at such anniversary date and dividing the resulting product by the Consumer Price Index as at the preceding anniversary date of execution of this Agreement or, in the case of the first anniversary of the execution of this Agreement, dividing the resulting product by the Consumer Price Index as at the date of execution of this Agreement.

_______________________________
[*] Seeking Confidential Treatment